                                                                Exhibit 10.1

                                   OPTION AGREEMENT


    This Option Agreement (the "Agreement"), is entered into as of this __ day of September, 1997, by and between Realm Corporation, an Ohio corporation ("Realm") and Robert Logan, individually ("Logan"), collectively as one party, (Logan and Realm are collectively referred to from time to time as "Seller") and Mountaineer Park, Inc., a West Virginia corporation ("Buyer"), as the other party.


                                       RECITALS

A. Seller currently is: (i) through Realm the owner of that certain approximate 270 acres of real property ("Parcel A") located in the Hancock County, West Virginia more fully described in Exhibit A, attached hereto and incorporated herein; and (ii) through Logan a party to that certain Real Estate Sales Contract dated September 25, 1997 by an between Brohha Land, Co, as seller and Logan, as purchaser, a copy of which is attached hereto and incorporated herein as Exhibit C (the "Contract") pursuant to which Logan is to purchase approximately 79 acres ("Parcel B") of real property contiguous to Parcel A, as more full described in Exhibit B attached hereto and incorporated herein [Parcel A and Parcel B shall be collectively referred to as the "Real Property"].

B. Seller desires to sell, and Buyer desires to purchase the Real Property currently owned by and subject to Logan's rights under the Contract.

    Therefore, in consideration of the granting of the options for the payments set out below, and for other good and valuable consideration, the receipt, sufficiency and incontestability of which are acknowledged, the parties agree as follows:

    1. RECITALS INCORPORATED. The foregoing Recitals are incorporated into this Agreement as if fully set out herein.

    2. OPTION TO PURCHASE. In consideration of the sum of One Hundred Thousand Dollars ($100,000.00) [the "Option Payment"] and other good and valuable consideration, the Seller hereby grants to the Buyer an irrevocable option to purchase all of the Real Property. This option to purchase shall expire on its own terms at 12:00 midnight (Chester, West Virginia time) on September 30, 1998.

    3. TERMS OF PURCHASE. The Purchase Price of the Real Property is $600,000.00. The Purchase Price shall be payable as follows: (i) payment by Buyer of $200,000.00 all cash or immediately available funds at settlement on the sale of the Real Property; and (ii) execution of a "take back" promissory note by Buyer in a form to be agreed to by the parties in the amount of $400,000.00 payable over five (5) years in equal monthly installments of principal and interest at the rate of 9% per annum.

    4. SURVEY AND TESTING. Buyer shall have the right, subject to reasonable advance notice to Seller, to enter upon the Real Property to conduct a survey or such other testing as Buyer, in its sole and absolute discretion, deems reasonable. In the event the survey indicates available acreage in an amount less than 350 acres or in the event Logan fails to acquire Parcel B, the Purchase Price shall be reduced proportionately.

    5. EXERCISE. The Buyer shall exercise this option by giving at least 30 days notice in writing setting the date, time and place for settlement. Settlement shall in no event take place later than September 30, 1998.

    6.   TITLE.  A.   At settlement, the Seller's title to the Real Property
shall be conveyed by general warranty deed and shall be good, insurable at standard rates and merchantable, free and clear of all liens and encumbrances except: (i) covenants, restrictions and easements and rights of way of record which do not materially impact the value or use of the Real Property; and
(ii) the existing leasehold interest in Parcel A previously disclosed to Buyer.

          B. In the event that any lien or encumbrance is discovered prior to settlement which has not been mentioned above, or in the event a title defect is discovered prior to settlement, the Buyer may either: (i) purchase the Real Property or part thereof as above provided subject to such liens or encumbrances or title defects; or (ii) elect not to purchase the Real Property by giving ten (10) days written notice to the Seller, and neither party shall have any further liability to the other.

    7. PRESERVATION OF REAL PROPERTY. The Seller covenants and agrees to refrain for the duration of this Agreement from doing any act which would tend to damage this option, the value of the Real Property or would impair the Buyer from acquiring the Real Property. No further consideration shall be necessary to keep this option in full force and effect during its duration. Seller shall not sell, gift, transfer or otherwise convey in any manner all or any part of the Real Property to anyone other than Buyer so long as this option is in effect.

    8. ASSIGNMENT. This option may be assigned by the Buyer without the consent of the Seller; provided, however, that concurrently with such assignment, the Buyer notifies the Seller of such assignment, the names and addresses of the assignees, and furnishes the Seller with a copy of such assignment.

    9. REPRESENTATIONS AND WARRANTIES. To induce Buyer to enter into this Agreement and make the payments specified herein, Seller represents and warrants to Buyer, their successors and assigns, as follows:

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         A.   Realm is a corporation duly organized and in good standing under the laws of the State of Ohio and is qualified to do business in West Virginia.

         B. Realm is the sole owner of Parcel A, and Logan is the sole party entitled to purchase Parcel B. No other person or entity holds any interest, legal or beneficial, in the Real Property.

         C. Seller is authorized and able to sell the Real Property without the further consent of any person or entity. And, the granting of this option and sale of the Real Property does not violate any contract, agreement, loan agreement or Court order to which Seller is a party.

         D. To the best of Seller's knowledge, information and belief: (i) no "hazardous substances" or "toxic substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 ET SEQ.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; and Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ. and any other substances considered hazardous, toxic or the equivalent pursuant to any other applicable laws and in the regulations adopted and publications promulgated pursuant to said laws or any other present or future federal, state, county or local laws or regulations concerning environmental protection, including, without limitation, any material or substance which is (a) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "pollutant" or "contaminant" under any law, (b) petroleum or a petroleum derivative, (c) a flammable explosive, (d) a radioactive material, (e) a polychlorinated biphenyl, or (f) asbestos or an asbestos derivative ("Hazardous Materials") are located on or in the Real Property (including the surface, soil or subsurface of the Real Property); and (ii) Seller has not used the Real Property for the storage, manufacture, repair or disposal of Hazardous Materials, or machinery containing such Hazardous Materials.

         E. Seller shall use the Option Payment solely for the purpose of purchasing Parcel B and shall immediately thereafter provide Buyer a copy of the deed evidencing Seller's fee simple ownership of Parcel B.

         F. Seller shall convey the Real Property free and clear of all liens, encumbrances, interests and claims of any kind.

         G. The representations and warranties set out in this Section 9 shall be true and correct both as of the date of this Agreement and as of the date of sale and transfer of Real Property from Seller to Buyer.

         H. The provisions of this Section 9 shall survive any termination of this option or the closing on the sale of the Real Property.

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         NOTICES AND DELIVERIES.

              NOTICES. All notices or other communications required or permitted under this Agreement shall be in writing and be delivered by: i) certified United States mail, return receipt requested; ii) recognized overnight courier (e.g. Federal Express; Express Mail, etc.); or iii) hand delivery, addressed as follows:

              To Seller:
              Realm Corporation

              --------------------------------------------------

              --------------------------------------------------
              Attn: Bob Logan

              To Buyer:
              Mountaineer Park, Inc.
              Route 2, P.O. Box 358
              Chester, West Virginia  26304
              Attn.: Edson R. Arneault

Notices properly addressed shall be deemed given: x) three (3) business days after being deposited in the U.S. mail, postage prepaid; y) one (1) business day after being delivered to an overnight courier; and z) upon delivery by hand.

         B. CHANGES. Any party may change the person(s) to whom, or the place to which, notices, payments or certificates shall be sent by giving written notice of the change to the other party consistent with Section 10(A).

   11. THE CONTRACT. In the event Seller fails to purchase Parcel B with the proceeds of the Option Payment, Buyer in its sole and absolute discretion, shall have the right either to: (a) rescind this Agreement and demand an immediate return of the Option Payment to Buyer; or (b) elect to proceed with this Agreement and purchase Parcel A at the Purchase Price, as adjusted pursuant to
Section 4, above, whereupon the term "Real Property" shall be deemed to include only Parcel A.

   12.        MISCELLANEOUS.

         A. GOVERNING LAW. This agreement shall be construed in accordance with the laws of the State of West Virginia.

         B. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, Seller, Buyer and their respective heirs, personal representatives, successors and permitted assigns. Any amendment or modification of this Agreement must be in writing and signed both by Buyer and by Seller.

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         C.   REMEDIES CUMULATIVE.  Any remedy specified in this Agreement is in addition to, not in lieu of, any other rights or remedies available to either party at law or in equity. All rights or remedies are cumulative and may from time to time be exercised separately or together.

   13. ENTIRE AGREEMENT. This agreement and the attached exhibits constitute the entire agreement between the parties. No representations, warranties or promises pertaining to the option or the land affected by this option have been made or shall be binding on any of the parties except as expressly stated in this agreement. This agreement may not be changed orally but only by an instrument in writing signed by all the parties hereto.

    IN WITNESS WHEREOF, the parties have signed this Agreement, under seal, as of the date first set forth above.

WITNESS:                     SELLER:

                             REALM CORPORATION


---------------------------  -----------------------------------[SEAL]
                             By:
                                --------------------------------------
                             Its:
                                 -------------------------------------



---------------------------  -----------------------------------[SEAL]
                             Robert Logan


WITNESS:                     BUYER:

                             MOUNTAINEER PARK, INC.


---------------------------       By -------------------------------[SEAL]
                                       Edson R. Arneault, President



    This Instrument was prepared by Louis M. Aronson, Esquire, Freer, McGarry, Bodansky & Rubin, P.C., 1000 Thomas Jefferson Street, N.W., Suite 600, Washington, D.C. 20007.

STATE OF                )
COUNTY OF               ) SS:

    ON THIS, the _____ day of _____________ 1997, before me, the undersigned officer, personally appeared Edson R. Arneault who acknowledged himself to be the President of Mountaineer Park, Inc., a West Virginia corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                  ----------------------------
                                  Notary Public

My Commission Expires:
                      -------------------------------


STATE OF                )
COUNTY OF               ) SS:

    ON THIS, the ____ day of _____________ 1997, before me, the undersigned officer, personally appeared ________________________________ who acknowledged himself to be the _______________________ of Realm Corporation and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                  ----------------------------
                                  Notary Public

My Commission Expires:
                      -------------------------------

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STATE OF                )
COUNTY OF               ) SS:

    ON THIS, the _____ day of _____________ 1997, before me, the undersigned personally appeared Robert Logan and, being first duly sworn according to law, deposed and acknowledged that he executed the foregoing as his free and voluntary act for the purposes therein set forth.
    IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                  ----------------------------
                                  Notary Public

My Commission Expires:
                      -------------------------------

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                                      EXHIBIT A









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                                      EXHIBIT B









                                       9
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                                      EXHIBIT C








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